SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2005

SIRIUS SATELLITE RADIO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24710	52-1700207
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.01	Entry into a Material Definitive Agreement

On August 9, 2005, we issued and sold $500 million in aggregate principal amount of 9 5/8% Senior Notes due 2013 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in compliance with Regulation S under the Securities Act.

The Notes were issued pursuant to an indenture, dated as of August 9, 2005 (the “Indenture”), between us and The Bank of New York, as trustee (the “Trustee”). The Notes mature on August 1, 2013 and bear interest at 9 5/8% per annum, payable semi-annually on August 1 and February 1 of each year, beginning February 1, 2006. The Notes are unsecured senior obligations. The Notes are not guaranteed by any of our subsidiaries.

The Indenture contains customary covenants and events of default which would permit the Trustee or the holders of at least 25% in principal amount of the Notes to declare the principal of and accrued but unpaid interest, if any, on the Notes to be due and payable.

We may redeem some or all of the Notes on and after August 1, 2009 at the redemption prices set forth in the Indenture. Additionally, at any time prior to August 1, 2009, we may redeem up to 35% of the principal amount of the Notes using proceeds of certain equity offerings. If we sell certain of our assets or experience specific kinds of changes of control, we must offer to purchase the Notes.

A copy of the Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Section 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Section 9.01	Financial Statements and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits.

The Exhibit Index attached hereto is incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS SATELLITE RADIO INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: August 11, 2005

EXHIBITS

Exhibit	Description of Exhibit

4.1	Indenture, dated as of August 9, 2005 between Sirius Satellite Radio Inc. and The Bank of New York, as trustee